Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, MARCH 4, 2021

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2020

Williamsburg, Virginia – March 4, 2021 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and year ended December 31, 2020. The Company’s results include the following*:

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$14,586	$44,305	$71,503	$185,788
Net loss attributable to common stockholders	(14,707)	(3,419)	(58,415)	(5,911)

EBITDA	(4,109)	7,745	(11,161)	41,887
Hotel EBITDA	(1,921)	9,280	(3,224)	46,938

FFO attributable to common stockholders and unitholders	(10,898)	1,754	(43,159)	14,763
Adjusted FFO attributable to common stockholders and unitholders	(10,724)	951	(36,207)	17,164

Net loss per common share	$(1.02)	$(0.25)	$(4.08)	$(0.43)
FFO per common share and unit	$(0.70)	$0.11	$(2.78)	$0.96
Adjusted FFO per common share and unit	$(0.69)	$0.06	$(2.33)	$1.11

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

COVID-19 UPDATE

The impact of the COVID-19 pandemic on the hospitality industry has been significant, with demand for hotel rooms in all of the markets the Company operates significantly reduced and occupancy rates reaching historic lows. We continued to experience a substantial decline in our revenues, profitability, and cash flows from operations during the fourth quarter of 2020 on a year-over-year basis. While the extent and duration of the negative effects resulting from COVID-19 on the Company’s business are highly uncertain and difficult to predict, we expect materially adverse effects on our operations and financial results to continue until travel and business restrictions are eased, travel orders are lifted, consumer confidence is restored, and a recovery of the lodging sector takes hold. The COVID-19 pandemic has also significantly increased economic uncertainty and has led to disruption and volatility in the global capital markets, which has limited our access to capital and has increased our cost of capital. We continue to follow the procedures and strategies that we introduced at the outset of the pandemic, including enhanced cleaning protocols as well as several cost reduction initiatives.

SECURED NOTE FINANCING

On December 31, 2020, we closed a transaction with KWHP SOHO, LLC, a Delaware limited liability company (“KW”), as collateral agent and an investor, and MIG SOHO, LLC, a Delaware limited liability company (“MIG”, and together with KW, the “Investors”), as an investor, whereby the Investors purchased $20.0 million in Notes from the Operating Partnership with an option to require the Investors to purchase an additional $10.0 million in Senior Secured Notes.  We entered into the following agreements: (i) a Note Purchase Agreement; (ii) a Senior Secured Note with KW in the amount of $10.0 million and a Senior Secured Note with MIG in the amount of $10.0 million (collectively, the “Notes”); (iii) a Pledge and Security Agreement; (iv) a Board Observer Agreement; and (v) other related ancillary agreements.  The Notes mature in 3 years and will be payable on or before the maturity date at the rate of 1.47x the principal amount borrowed during the initial 3-year term, with a 1-year extension at Company’s option. The Notes also carry a 6.0% current interest rate, payable quarterly during the initial 3-year term.

ESTIMATED MONTHLY CASH USE

The Company estimates the average monthly cash use across its portfolio for the first quarter to be approximately $1.5 million based on the following assumptions:

•	Average hotel-level monthly positive cash flow of approximately $0.50 to $0.60 million;
•	Corporate-level monthly G&A cash use of $0.50 to $0.55 million;
•	Capital expenditures of approximately $0.30 million; and
•	Corporate finance-related monthly cash use of $1.5 million, which includes principal and interest payments on the Company’s outstanding mortgage debt.

HIGHLIGHTS

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the Hyatt Centric Arlington and the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort and Residences, during the three-month period ending December 31, 2020, decreased 62.3% over the three months ended December 31, 2019, to $38.54 reflecting a 52.6% decrease in occupancy and a 20.4% decrease in average daily rate (“ADR”). For the twelve-month period ending December 31, 2020, RevPAR decreased 60.8% over the twelve months ended December 31, 2019, to $44.28 driven by a 56.4% decrease in occupancy and a 10.1% decrease in ADR.

•

Revenue.  For the three-month period ending December 31, 2020, total revenue decreased 67.1% over the three-month period ending December 31, 2019.  For the twelve-month period ending December 31, 2020, total revenue decreased 61.5% or by approximately $114.3 million to approximately $71.5 million, as compared to approximately $185.8 million for the twelve-month period ending December 31, 2019.

•

Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the quarter ended December 31, 2020. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations.  Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.

•

Hotel EBITDA. The Company generated a deficit in hotel EBITDA of approximately $1.9 million during the three-month period ending December 31, 2020. Hotel EBITDA decreased 120.7%, or approximately $11.2 million, over the three months ended December 31, 2019.  For the twelve-month period ending December 31, 2020, hotel EBITDA decreased 106.9%, or approximately $50.2 million, over the twelve months ended December 31, 2019.

•

Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending December 31, 2020, adjusted FFO attributable to common stockholders and unitholders decreased 1,228.2%, or approximately $11.7 million, over the three months ended December 31, 2019. For the twelve-month period ending December 31, 2020, adjusted FFO attributable to common stockholders and unitholders decreased 311.0% or approximately $53.4 million over the twelve months ended December 31, 2019.

Dave Folsom, President and Chief Executive Officer, of Sotherly Hotels Inc., commented, “The past year was the most difficult year in history for the lodging industry as well as our Company. Despite 2020’s unprecedented operating environment, we remained dedicated to effectively managing the factors within our control, including mitigating risk, minimizing losses, and capitalizing on available opportunities. With the resolution of the presidential election and the rollout of the COVID-19 vaccine, we saw, and continue to see, material upticks in our business. Hospitalizations and infection rates, which continue to plummet, serve as positive indicators for the economy and the lodging markets. At the end of the year, we executed on a loan with an affiliate of the Kemmons Wilson Companies and a co-investor that provided much needed liquidity to Sotherly’s balance sheet. The transaction allows Sotherly to continue to manage through the pandemic and positions us well for potential opportunities as the recovery progresses.”

Balance Sheet/Liquidity

As of December 31, 2020, the Company had approximately $35.3 million of available cash and cash equivalents, of which approximately $10.0 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $387.0 million in outstanding debt, net, including mortgage and secured and unsecured principal balances, at a weighted average interest rate of approximately 4.66%.

Other Developments

We have entered into various forbearance and loan modification agreements with our lenders for the mortgage loans secured by our hotels located in Laurel, MD, Savannah, GA, Wilmington, NC, Philadelphia, PA, Houston, TX, Jeffersonville, IN, Raleigh, NC, Tampa, FL, and Arlington, VA.  These agreements generally allow us to defer payments of principal and interest for periods that began in April 2020 and that extend through to various dates ending between February 2021 and December 2021.  We are currently in negotiations with the lender for the mortgage loan secured by the DoubleTree Resort by Hilton Hollywood Beach, in which we are in default, and may seek additional concessions from our lenders as existing payment extensions and deferrals expire, to the extent warranted by market conditions and the financial performance of our hotels. There can be no assurance that we will be able to reach agreement with all of our lenders or that additional concessions, if needed, can be negotiated on terms that are acceptable.

On October 14, 2020 we entered into a hotel management agreement with Our Town Hospitality, LLC (“Our Town”) for the management of the Hyatt Centric Arlington.  Following the transition of the Hyatt Centric Arlington hotel to Our Town on November 15, 2020, Our Town manages each of the Company’s twelve wholly-owned hotels, as well as our two condominium hotel rental programs.

2021 Outlook

Due to the uncertainties related to the COVID-19 pandemic and its impact on travel, the Company is unable to provide guidance for 2021.

Earnings Call/Webcast

The Company will conduct its fourth quarter 2020 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, March 4, 2021. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on March 4, 2021 through March 4, 2022. To access the rebroadcast, dial 877-344-7529 and enter conference number 10150991.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until March 4, 2022.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential increased adverse effect of COVID-19 on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions mandated and taken to contain the pandemic or mitigate its impact, the Company’s ability to negotiate forbearance and/or modifications agreements with its lenders on acceptable terms, or at all, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; the adverse effect of the novel coronavirus on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operation of the Company; risks associated with civil unrest or disorder that could adversely impact demand for hotel rooms in our markets or result in damage to our hotels; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; and our ability to maintain adequate insurance coverage.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019

ASSETS
Investment in hotel properties, net	$427,824,585	$443,267,448
Cash and cash equivalents	25,297,771	23,738,066
Restricted cash	10,002,775	4,246,170
Accounts receivable, net	1,779,776	4,812,479
Accounts receivable - affiliate	401,924	101,771
Prepaid expenses, inventory and other assets	7,726,980	5,648,772
Deferred income taxes	—	5,412,084
TOTAL ASSETS	$473,033,811	$487,226,790
LIABILITIES
Mortgage loans, net	$357,545,977	$358,633,884
Secured notes, net	18,694,355	—
Unsecured notes, net	10,719,100	—
Accounts payable and accrued liabilities	36,133,642	20,189,903
Advance deposits	1,964,073	2,785,338
Dividends and distributions payable	4,277,070	4,210,494
TOTAL LIABILITIES	$429,334,217	$385,819,619
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares issued and each outstanding at December 31, 2020 and 2019, respectively.	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,554,610 shares issued and each outstanding at December 31, 2020 and 2019, respectively.	15,546	15,546
8.25% Series D cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,200,000 shares issued and each outstanding at December 31, 2020 and 2019, respectively.	12,000	12,000
Common stock, par value $0.01, 69,000,000 shares authorized, 15,023,850 shares issued and outstanding at December 31, 2020 and 14,272,378 shares issued and outstanding at December 31, 2019.	150,238	142,723
Additional paid-in capital	180,189,699	180,515,861
Unearned ESOP shares	(3,636,026)	(4,105,637)
Distributions in excess of retained earnings	(127,663,127)	(73,990,690)
Total Sotherly Hotels Inc. stockholders’ equity	49,084,430	102,605,903
Noncontrolling interest	(5,384,836)	(1,198,732)
TOTAL EQUITY	43,699,594	101,407,171
TOTAL LIABILITIES AND EQUITY	$473,033,811	$487,226,790

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

REVENUE
Rooms department	$10,234,681	$29,501,291	$49,192,589	$128,062,932
Food and beverage department	1,211,466	10,682,535	10,676,646	40,267,240
Other operating departments	3,139,579	4,121,127	11,633,341	17,457,961
Total revenue	14,585,726	44,304,953	71,502,576	185,788,133
EXPENSES
Hotel operating expenses
Rooms department	3,531,401	7,877,548	15,565,313	32,142,171
Food and beverage department	1,000,176	7,560,029	8,531,411	29,355,080
Other operating departments	1,098,540	1,949,674	5,142,853	6,957,325
Indirect	10,876,907	17,638,106	45,487,308	70,395,633
Total hotel operating expenses	16,507,024	35,025,357	74,726,885	138,850,209
Depreciation and amortization	4,961,039	5,520,038	19,896,772	21,637,316
(Gain) loss on disposal of assets	(500)	91,650	136,063	123,739
Corporate general and administrative	2,225,386	1,822,063	6,492,526	6,830,354
Total hotel operating expenses	23,692,949	42,459,108	101,252,246	167,441,618
NET OPERATING (LOSS) INCOME	(9,107,223)	1,845,845	(29,749,670)	18,346,515
Other income (expense)
Interest expense	(4,537,372)	(4,652,502)	(18,056,874)	(19,768,193)
Interest income	31,943	86,883	210,426	444,459
Loss on early extinguishment of debt	—	—	—	(1,152,356)
Unrealized (loss) gain on hedging activities	(102,871)	377,053	(1,487,911)	(1,177,871)
Gain on exercise of development right	—	—	—	3,940,000
Gain on involuntary conversion of assets	139,731	1,630	179,856	293,534
Net (loss) income before income taxes	(13,575,792)	(2,341,091)	(48,904,173)	926,088
Income tax (provision) benefit	63,721	688,803	(5,280,443)	249,480
Net (loss) income	(13,512,071)	(1,652,288)	(54,184,616)	1,175,568
Less: Net loss attributable to noncontrolling interest	994,358	422,235	4,525,414	733,876
Net (loss) income attributable to the Company	(12,517,713)	(1,230,053)	(49,659,202)	1,909,444
Declared and undeclared distributions to preferred stockholders	(2,188,910)	(2,188,897)	(8,755,642)	(7,820,695)
Net loss attributable to common stockholders	$(14,706,623)	$(3,418,950)	$(58,414,844)	$(5,911,251)
Net loss per share attributable to common stockholders
Basic	$(1.02)	$(0.25)	$(4.08)	$(0.43)
Weighted average number of common shares outstanding
Basic	14,366,399	13,695,964	14,312,049	13,642,573

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2020 and 2019, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics), Accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences during the three and twelve months ended December 31, 2020 and the corresponding periods in 2019.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Actual Portfolio Metrics
Occupancy %	31.9%	67.5%	31.7%	71.3%
ADR	$110.48	$150.50	$134.48	$155.92
RevPAR	$35.25	$101.61	$42.59	$111.17
Composite Portfolio Metrics
Occupancy %	31.1%	65.7%	30.6%	70.1%
ADR	$123.89	$155.57	$144.88	$161.17
RevPAR	$38.54	$102.27	$44.28	$112.94

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2020, 2019 and 2018, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2020	Q4 2019	Q4 2018
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	38.3%	62.9%	56.5%
	29.3%	65.4%	61.6%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	38.4%	75.4%	78.2%
	38.3%	78.5%	81.6%
DoubleTree by Hilton Laurel Laurel, Maryland	32.0%	65.2%	66.4%
	31.9%	69.9%	66.8%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	35.3%	73.9%	74.0%
	36.4%	76.6%	78.2%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	25.8%	72.5%	71.0%
	27.0%	76.3%	74.8%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	44.0%	69.5%	62.6%
	35.3%	70.5%	69.2%
Georgian Terrace Atlanta, Georgia	29.8%	67.5%	63.9%
	25.1%	70.0%	67.9%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	36.9%	61.8%	64.7%
	34.8%	66.2%	71.9%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	25.0%	60.3%	64.2%
	33.1%	68.5%	63.9%
Hyatt Centric Arlington (1) Arlington, Virginia	20.7%	74.8%	74.8%
	26.1%	79.1%	83.8%
Sheraton Louisville Riverside Jeffersonville, Indiana	42.8%	65.0%	58.5%
	43.6%	67.9%	60.6%
The Whitehall Houston, Texas	15.8%	56.0%	54.6%
	21.8%	62.2%	57.5%
Hyde Resort & Residences (2) Hollywood Beach, Florida	24.8%	44.6%	39.3%
	24.1%	50.5%	49.8%
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	18.7%	15.0%	-
	11.7%	15.0%	-
All properties weighted average (1)	31.1%	65.7%	64.7%
	30.6%	70.1%	69.1%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q4 2020	Q4 2019	Q4 2018
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$134.31	$169.52	$173.37
	$150.24	$174.75	$177.19
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$122.35	$137.96	$134.76
	$135.19	$139.53	$139.84
DoubleTree by Hilton Laurel Laurel, Maryland	$84.16	$103.73	$104.12
	$89.92	$107.34	$107.98
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$100.27	$145.10	$139.61
	$110.37	$143.95	$139.25
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$80.44	$140.45	$134.17
	$113.86	$139.73	$134.26
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$90.64	$159.34	$168.37
	$162.97	$173.25	$175.18
Georgian Terrace Atlanta, Georgia	$166.36	$193.56	$193.65
	$186.04	$204.60	$186.28
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$110.27	$124.16	$116.92
	$137.75	$129.91	$124.72
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$133.55	$157.48	$158.77
	$148.48	$161.50	$153.04
Hyatt Centric Arlington (1) Arlington, Virginia	$82.12	$176.80	$170.31
	$133.75	$188.15	$181.38
Sheraton Louisville Riverside Jeffersonville, Indiana	$91.15	$106.39	$112.16
	$96.84	$114.92	$122.62
The Whitehall Houston, Texas	$108.50	$142.79	$147.60
	$132.01	$143.33	$146.01
Hyde Resort & Residences (2) Hollywood Beach, Florida	$341.56	$284.03	$299.46
	$332.86	$295.49	$299.30
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$341.76	$341.58	$-
	$330.14	$341.58	$-
All properties weighted average (1)	$123.89	$155.57	$154.60
	$144.88	$161.17	$158.02

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q4 2020	Q4 2019	Q4 2018
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$51.45	$106.56	$97.91
	$44.03	$114.34	$109.21
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$46.95	$104.03	$105.33
	$51.77	$109.53	$114.06
DoubleTree by Hilton Laurel Laurel, Maryland	$26.97	$67.67	$69.16
	$28.69	$75.06	$72.09
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$35.37	$107.16	$103.34
	$40.22	$110.20	$108.88
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$20.79	$101.80	$95.29
	$30.69	$106.63	$100.36
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$39.87	$110.76	$105.47
	$57.45	$122.22	$121.19
Georgian Terrace Atlanta, Georgia	$49.64	$130.56	$123.79
	$46.73	$143.15	$126.56
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$40.71	$76.79	$75.68
	$47.98	$85.97	$89.73
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$33.44	$94.93	$101.94
	$49.19	$110.58	$97.75
Hyatt Centric Arlington (1) Arlington, Virginia	$16.96	$132.25	$127.39
	$34.91	$148.77	$152.04
Sheraton Louisville Riverside Jeffersonville, Indiana	$39.02	$69.13	$65.60
	$42.20	$78.02	$74.25
The Whitehall Houston, Texas	$17.10	$79.96	$80.55
	$28.81	$89.18	$83.95
Hyde Resort & Residences (2) Hollywood Beach, Florida	$84.59	$126.79	$117.83
	$80.10	$149.36	$149.15
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$63.79	$51.36	$-
	$38.67	$51.36	$-
All properties weighted average (1)	$38.54	$102.27	$100.10
	$44.28	$112.94	$109.20

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net loss attributable to common stockholders	$(14,706,623)	$(3,418,950)	$(58,414,844)	$(5,911,251)
Add: Net loss attributable to noncontrolling interest	(994,358)	(422,235)	(4,525,414)	(733,876)
Depreciation and amortization - real estate	4,943,329	5,504,805	19,825,382	21,578,309
Gain on involuntary conversion of assets	(139,731)	(1,630)	(179,856)	(293,534)
(Gain) loss on disposal of assets	(500)	91,650	136,063	123,739
FFO attributable to common stockholders and unitholders	$(10,897,883)	$1,753,640	$(43,158,669)	$14,763,387
Decrease (increase) in deferred income taxes	—	(733,074)	5,412,084	(280,905)
Amortization	17,710	15,233	71,390	59,007
Termination fee (refund)	53,251	291,841	(19,709)	291,841
Loss on early extinguishment of debt	—	—	—	1,152,356
Unrealized loss (gain) on hedging activities	102,871	(377,053)	1,487,911	1,177,871
Adjusted FFO attributable to common stockholders and unitholders	$(10,724,051)	$950,587	$(36,206,993)	$17,163,557

Weighted average number of shares outstanding, basic	14,366,399	13,695,964	14,312,049	13,642,573

Weighted average number of non-controlling units	1,166,501	1,728,140	1,199,343	1,765,537

Weighted average number of shares and units outstanding, basic	15,532,900	15,424,104	15,511,392	15,408,110

FFO per common share and unit	$(0.70)	$0.11	$(2.78)	$0.96

Adjusted FFO per common share and unit	$(0.69)	$0.06	$(2.33)	$1.11

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net loss attributable to common stockholders	$(14,706,623)	$(3,418,950)	$(58,414,844)	$(5,911,251)
Add: Net loss attributable to noncontrolling interest	(994,358)	(422,235)	(4,525,414)	(733,876)
Interest expense	4,537,372	4,652,502	18,056,874	19,768,193
Interest income	(31,943)	(86,883)	(210,426)	(444,459)
Income tax benefit (provision)	(63,721)	(688,803)	5,280,443	(249,480)
Depreciation and amortization	4,961,039	5,520,038	19,896,772	21,637,316
Distributions to preferred stockholders	2,188,910	2,188,897	8,755,642	7,820,695
EBITDA	(4,109,324)	7,744,566	(11,160,953)	41,887,138
(Gain) loss on disposal of assets	(500)	91,650	136,063	123,739
Loss on early extinguishment of debt	—	—	—	1,152,356
Gain on exercise of development right	—	—	—	(3,940,000)
Gain on involuntary conversion of assets	(139,731)	(1,630)	(179,856)	(293,534)
Subtotal	(4,249,555)	7,834,586	(11,204,746)	38,929,699
Corporate general and administrative	2,225,386	1,822,063	6,492,526	6,830,354
Unrealized loss (gain) on hedging activities	102,871	(377,053)	1,487,911	1,177,871
Hotel EBITDA	$(1,921,298)	$9,279,596	$(3,224,309)	$46,937,924

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO, EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) gain on exercise of development right, (12) corporate general and administrative expense, (13) depreciation and amortization, (14) gains and losses on involuntary conversions of assets, (15) distributions to preferred stockholders and (16) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.